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                                                                   EXHIBIT 10.52

                             SECURED PROMISSORY NOTE


$60,000.00                                                       August __, 1998
                                                           San Diego, California


        FOR VALUE RECEIVED, DOUGLAS E. RICHARDS ("BORROWER"), hereby unconditionally promises to pay to the order of SIGNAL PHARMACEUTICALS, INC., a California corporation ("LENDER"), at 5555 Oberlin Drive, San Diego, California 92121, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Sixty Thousand Dollars ($60,000.00) together with interest accrued on the unpaid principal (the "LOAN") and subject to the Forgiveness Provisions described in Section 3 herein.

        This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Stock Pledge Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "PLEDGE AGREEMENT") attached hereto as Exhibit A. Additional rights of Lender are set forth in the Pledge Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Pledge Agreement.

        1. PRINCIPAL REPAYMENT. Subject to Section 3 herein, the outstanding principal amount of the Loan shall be due and payable one (1) year from the date of the termination of the Borrower's employment with the Lender (the "TERMINATION DATE") occurring for any reason whatsoever.

        2.      INTEREST RATE.

               (a) From the date hereof through the Termination Date, this Note shall be a non-interest bearing note and, as such, will be subject to the provisions of Section 7872 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. Accordingly, Borrower shall take into income imputed interest on the Loan at a rate equal to the applicable federal rate, and the Lender shall be obligated to (i) report such imputed interest income, and (ii) withhold appropriate taxes from Borrower's salary payments with respect to such imputed interest. Notwithstanding the foregoing, Lender hereby acknowledges and agrees to pay Borrower an amount equal to any federal and state income taxes ("TAXES") incurred from the recognition of such imputed interest income to Borrower (including any Taxes attributable to the receipt of such payments by Borrower) (collectively, the "TAX GROSS-UP PAYMENTS") as further described in a letter agreement executed as of even date herewith and attached hereto as Exhibit B.


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               (b) From and after the Termination Date, Borrower further
promises to pay interest on the outstanding principal amount of the Loan from the Termination Date until payment in full, which interest shall be payable at the rate of 8.0% per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable at the same time that the principal amount of this Note becomes due and payable and shall be compounded annually and calculated on the basis of a 360-day year for the actual number of days elapsed.

        3. FORGIVENESS PROVISIONS. The principal amount of the Loan shall be forgiven by the holder hereof in three increments, provided that the Borrower remains in continuous employment by the Lender as of each applicable date listed below: (i) a principal amount of Twenty Thousand Dollars ($20,000.00) shall be forgiven on June 8, 2000, such that the remaining principal balance of the loan shall be Forty Thousand Dollars ($40,000.00); (ii) a principal amount of Twenty Thousand Dollars ($20,000.00) shall be forgiven on June 8, 2001, such that the remaining principal balance of the loan shall be Twenty Thousand Dollars ($20,000.00); and (iii) a principal amount of Twenty Thousand Dollars ($20,000.00) shall be forgiven on June 8, 2002, such that the remaining principal balance of the loan shall be Zero Dollars ($0.00).

        4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

        5. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Pledge Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Pledge Agreement.

        6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

               (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

               (b) An Event of Default under the Stock Pledge Agreement;

               (c) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

               (d) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.


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Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (c) or (d) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

        7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

        The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        9. PREPAYMENT. Borrower may prepay the unpaid principal in whole or in part, ithout penalty, at any time, upon the payment of all unpaid interest accrued to the date of such prepayment.

        10. NON-TRANSFERABLE. The right of Borrower to request and receive the Loan hereunder, as well as the other benefits under this Note, shall not be assignable or otherwise transferable by Borrower.

        11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall be binding on any successor to Borrower and shall inure to the benefit of any holder hereof.



                                          /s/ Douglas E. Richards
                                          --------------------------------------
                                          DOUGLAS E. RICHARDS


ACKNOWLEDGED AND AGREED TO:

SIGNAL PHARMACEUTICALS, INC.


/s/ Bradley B. Gordon
---------------------------------------
BRADLEY B. GORDON
Vice President Finance, Chief Financial
Officer and Corporate Secretary


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EXHIBIT A - STOCK PLEDGE AGREEMENT
EXHIBIT B - SIDE LETTER AGREEMENT


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                                    EXHIBIT A

                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT


        THIS STOCK PLEDGE AGREEMENT ("PLEDGE AGREEMENT") is made as of August __, 1998, by DOUGLAS E. RICHARDS, an individual residing at
___________________________ ("PLEDGOR"), in favor of SIGNAL PHARMACEUTICALS, INC., a California corporation with its principal place of business at 5555 Oberlin Drive, San Diego, California 92121 ("PLEDGEE").

        WHEREAS, Pledgor (also referred to herein as the "BORROWER") has concurrently herewith executed that certain Promissory Note (the "NOTE") in favor of Pledgee, which is secured by this Pledge Agreement; and

        WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Pledged Collateral (as defined below):

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

        1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the "LIABILITIES"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the "PLEDGED COLLATERAL"):

               (a) all Common Stock in the Pledgee now or hereafter held by the Pledgor, including, without limitation, (i) any such shares issued upon any exercise of outstanding options to purchase shares of Common Stock of the Pledgee, and (ii) any and all shares of Common Stock issued to Pledgor upon exercise of any option to purchase shares of Common Stock of the Company granted after the date of the Note (collectively, the "PLEDGED SHARES"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

               (c) all additional shares and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the


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Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

        The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

        2. At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but shall not be obligated to: (i) collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (ii) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any way relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof;
(iii) insure, process and preserve the Pledged Collateral; (iv) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; or (v) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor shall retain all voting rights as to the Pledged Shares.

        3. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

        4. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events, each of which will constitute an "EVENT OF DEFAULT": (i) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (ii) the levy of any attachment, execution or other process against the Pledged Collateral; or (iii) an Event of Default under the Note.

        5. Upon an Event of Default, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the


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Pledged Collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Pledgor within 10 days after written request by the Pledgee to do so, one named by Pledgee within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be paid by the Pledgor. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

        6. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any balance to Pledgor.

        7. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Pledged Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Pledgee shall retain all rights and powers hereby given.

        8. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

        9. The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.


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        10. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

        11. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.

Dated: August __, 1998

PLEDGOR:


/s/ Douglas E. Richards
--------------------------------------
DOUGLAS E. RICHARDS


                                         ACKNOWLEDGED AND AGREED TO:

                                         SIGNAL PHARMACEUTICALS, INC.


                                         /s/ Bradley B. Gordon
                                         ---------------------------------------
                                         BRADLEY B. GORDON
                                         Vice President Finance, Chief Financial
                                         Officer and Corporate Secretary


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                                    EXHIBIT 1
                                       TO
                             STOCK PLEDGE AGREEMENT


                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        DOUGLAS E. RICHARDS, hereby sells, assigns and transfers unto _____________________ a total of ___________________ (_______) shares of the
Common Stock of SIGNAL PHARMACEUTICALS, INC., standing in the undersigned's name on the books of said corporation represented by Certificate Nos. ___________ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of said corporation with full power of substitution in the premises.

        This Assignment Separate From Certificate may only be used in accordance with that certain Stock Pledge Agreement, dated as of ___________, 1998, between Douglas E. Richards and Signal Pharmaceuticals, Inc.

Dated:
      ---------------



                                          --------------------------------------
                                          DOUGLAS E. RICHARDS


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                                    EXHIBIT B

                              SIDE LETTER AGREEMENT

                               [SIGNAL LETTERHEAD]


August __, 1998


Dear Doug:

This letter serves to clarify the terms of an agreement by Signal
Pharmaceuticals, Inc. (the "Company") to pay you, Douglas E. Richards (the "Borrower"), any federal and state income taxes incurred by Borrower with respect to a Secured Promissory Note of even date herewith (the "Note") pursuant to Section 2(a) therein (the "Tax Gross-Up Payments").

In general, the Tax Gross-Up Payments by the Company are intended to equal: (i) the federal and state income taxes incurred by Borrower pursuant to the recognition of imputed interest income from the Note, and (ii) a "gross-up" for any taxes attributable to such payments.

Since the meaning of the phrase "tax gross-up" may be subject to various interpretations and in the interest of memorializing the intent of the parties, the Company and the Borrower hereby agree that the Tax Gross-Up Payments be described as follows:

        1. GENERAL. Subject to the limitations discussed below and in any other documents contemplated in the Note, upon the determination of actual income tax payments incurred by Borrower in connection with the imputed interest attributed to Borrower under the Note, Borrower will receive payment(s) to cover any federal and California state income tax liability resulting from such imputed interest. In other words, not only will Borrower receive a payment equal to the federal and California state income taxes attributable to income from such imputed interest, but Borrower will also receive monies to cover any such federal and California income taxes attributable to such payment(s).

        2. COVERED TAXES. The Tax Gross-Up Payments will cover only federal and California state income tax liabilities. The Tax Gross-Up Payments will not cover any other federal, state, local or foreign taxes, including but not limited to any payroll taxes, social security taxes, Federal Insurance Contributions Act taxes, Federal Unemployment Tax Act taxes or California disability taxes. In addition, the Tax Gross-Up Payments will not cover any federal or California income tax liability for interest, penalties or other charges attributable to a failure to file or otherwise comply with any tax laws.

        3. TAX RATE. For purposes of calculating federal and California state income tax liability, the Company will use the then-applicable maximum stated tax rate (currently 39.6% federal and 9.3% California) and will assume that the California state tax liability is fully deductible for purposes of calculating federal income tax liability.

Please confirm your acceptance of the terms described herein by completing the endorsement set forth below on this letter, whereupon this shall be and become a binding mutual agreement between us in accordance with its terms.

                                         Very truly yours,

                                         SIGNAL PHARMACEUTICALS, INC.


                                         By: /s/ Bradley B. Gordon
                                            ------------------------------------
                                                 Authorized Signatory


Agreed and Accepted to
as of August __, 1998

DOUGLAS E. RICHARDS


/s/ Douglas E. Richards
--------------------------------------